UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

DMY TECHNOLOGY GROUP, INC. VI

(Exact name of registrant as specified in its charter)

Delaware	001-40864	86-3312690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144
(Address of principal executive offices, including Zip Code)

(702) 781-4313

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	DMYS.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	DMYS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DMYS WS	The New York Stock Exchange

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated herein by reference to this filing is a press release (the “Press Release”) issued by dMY Technology Group, Inc. VI (“dMY VI”) and Rain Enhancement Technologies, Inc. (“Rainwater Tech”), dated as of January 17, 2023, announcing the nomination of Dr. Jim Yong Kim to the expected board of directors of Rainwater Tech following the closing of the proposed Business Combination, pursuant to which dMY VI will acquire Rainwater Tech and Rainwater Tech will become a wholly owned subsidiary of dMY VI (the “Business Combination”).

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of dMY VI under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Additional Information and Where to Find It

dMY VI intends to hold presentations for certain of its stockholders, as well as other investors who may be interested in purchasing dMY VI’s securities in connection with dMY VI’s proposed Business Combination with Rainwater Tech, as described in this report. The tender offer for the outstanding shares of common stock of dMY VI described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of dMY VI or any other securities of dMY VI pursuant to the tender offer or otherwise. Any tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related documents which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by dMY VI. Stockholders of dMY VI and other interested persons are advised to read these documents, when available, any amendments to these documents and any other documents related to the tender offer that are filed with the SEC (collectively, the “Tender Offer Documents”) carefully and in their entirety prior to making any decision with respect to the tender offer because they will contain important information about the Business Combination, Rainwater Tech and the terms and conditions of the tender offer. Such persons can also read dMY VI’s annual report on Form 10-K for the fiscal year ended December 31, 2022 for a description of the security holdings of dMY VI’s officers and directors prior to the consummation of the transactions described herein. Security holders will also be able to obtain a copy of such documents, without charge, by directing a request to: dMY Technology Group, Inc. VI, 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. The Tender Offer Documents, once available, and dMY VI’s annual report on Form 10-K can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Non-Solicitation

This report and the exhibits hereto are not a tender offer statement and shall not constitute an offer to purchase or a solicitation of an offer to sell the securities of dMY VI or Rainwater Tech, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01.	Exhibits

Exhibits.

Exhibit Number	Exhibit

99.1	Press Release, dated as of January 17, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY TECHNOLOGY GROUP, INC. VI

By:	/s/ Niccolo de Masi
Name:	Niccolo de Masi
Title:	Chief Executive Officer

Date: January 17, 2023